                               AGGREGATE EXCESS OF LOSS
                                REINSURANCE AGREEMENT

                                       BETWEEN

                           ZENITH NATIONAL INSURANCE GROUP

                                         AND

                         INTER-OCEAN REINSURANCE COMPANY LTD.





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                                     INDEX


          ARTICLE I.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . 1
          ARTICLE II.     AGGREGATE RETENTION, NET RETENTION AND
                          AGGREGATE LIMIT  . . . . . . . . . . . . . . . . . . 3
          ARTICLE III.    REPORTS  . . . . . . . . . . . . . . . . . . . . . . 4
          ARTICLE IV.     REMITTANCES  . . . . . . . . . . . . . . . . . . . . 5
          ARTICLE V.      PREMIUM  . . . . . . . . . . . . . . . . . . . . . . 5
          ARTICLE VI.     COMMUTATIONS OF CEDED REINSURANCE  . . . . . . . . . 5
          ARTICLE VII.    CREDIT FOR REINSURANCE; SPECIAL DEPOSIT IN
                          TRUST  . . . . . . . . . . . . . . . . . . . . . . . 5
          ARTICLE VIII.   SALVAGE AND SUBROGATION  . . . . . . . . . . . . . . 8
          ARTICLE IX.     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 8
          ARTICLE X.      RESERVING, TAXES, RIGHT OF INSPECTION AND
                          PARTICIPATION, CLAIMS MANAGEMENT, TERRITORY  . . . . 8
          ARTICLE XI.     EXCLUSIONS . . . . . . . . . . . . . . . . . . . . . 9
          ARTICLE XII.    EXTRA CONTRACTUAL OBLIGATIONS; LOSSES IN
                          EXCESS OF POLICY LIMITS  . . . . . . . . . . . . . .11
          ARTICLE XIII.   DECLARATORY JUDGMENT EXPENSES  . . . . . . . . . . .11
          ARTICLE XIV.    ERRORS AND OMISSIONS . . . . . . . . . . . . . . . .12
          ARTICLE XV.     INSOLVENCY . . . . . . . . . . . . . . . . . . . . .12
          ARTICLE XVI.    TERM AND TERMINATION . . . . . . . . . . . . . . . .13
          ARTICLE XVII.   GOVERNING LAW  . . . . . . . . . . . . . . . . . . .13
          ARTICLE XVIII.  NOTICES  . . . . . . . . . . . . . . . . . . . . . .13
          ARTICLE XIX.    ASSIGNMENTS AND SURVIVAL . . . . . . . . . . . . . .13
          ARTICLE XX.     FEDERAL EXCISE TAX . . . . . . . . . . . . . . . . .14
          ARTICLE XXI.    CURRENCY . . . . . . . . . . . . . . . . . . . . . .14
          ARTICLE XXII.   OFFSET AND SECURITY CLAUSE . . . . . . . . . . . . .14
          ARTICLE XXIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .15
          SIGNATURE PAGE   . . . . . . . . . . . . . . . . . . . . . . . . . .16



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                               AGGREGATE EXCESS OF LOSS
                                REINSURANCE AGREEMENT

               THIS AGREEMENT is made and entered into as of August 1, 1998 by and between ZENITH NATIONAL INSURANCE GROUP. (the "Company") and INTER-OCEAN REINSURANCE COMPANY LTD., a Bermuda stock insurance company (the "Reinsurer").

               WHEREAS, the Reinsurer desires to reinsure the Company, and the Company desires that the Reinsurer reinsure the Company, to the extent and upon the terms and conditions and subject to the exceptions, exclusions and limitations set forth herein; and nothing hereinafter shall in any manner create any obligations or establish any rights against Reinsurer in favor of any third party or person not parties to this Agreement; and

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


ARTICLE 1.         DEFINITIONS

               As used herein, the following terms shall have the following respective meanings:

               "ACCIDENT YEAR" as used herein shall refer to each 12-month period commencing January 1 and ending December 31 in which covered claims occur. For purposes of this Agreement, the period from January 1, 1998 up to, but not including, March 31, 1998 also shall be considered an Accident Year.

               "AGGREGATE ULTIMATE NET LOSSES" shall mean the aggregate sums paid or to be paid by the Company in settlement of losses under contracts and Policies that are the Subject Business reinsured hereunder, including Allocated Loss Adjustment Expenses, plus any Extra Contractual Obligations and Losses in Excess of Policy Limits and any Declaratory Judgment Expenses, all as respects covered losses attributable to claims made (for claims made Policies) and losses occurring during the Accident Years prior to March 31, 1998 and paid or payable by the Company while the Agreement is in effect for which the Company is liable, after making proper deductions for all other forms of insurance, including but not limited to deductibles and self-insured retentions, as well as Ceded Reinsurance, whether collectible or not, and all salvages, and all recoveries of every nature.

               Aggregate Ultimate Net Losses does not include any of the following: (i) all net losses or ALAE paid by the Company before March 31, 1998,
(ii) all net losses or ALAE incurred by the Company for losses occurring, on or after March 31, 1998, (iii) all net losses or ALAE under insurance or reinsurance contracts and Policies written by the Company on or after March 31, 1998, (iv) all net losses or ALAE under contracts and Policies written by the


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Company before March 31, 1998 but amended, effective on or after March 31, 1998 but only to the extent that such losses or ALAE would not have been covered prior to March 31, 1998 of such amendments, (v) all net losses or ALAE for which the Company becomes obligated to pay as a result of a merger with or acquisition of any other insurance or reinsurance company that takes place after the Effective Date of this Agreement, (vi) all unallocated loss adjustment expenses of the Company, and (vii) all costs and expenses of the Company incurred in connection with Ceded Reinsurance collection activities.

               "AGGREGATE RETENTION" shall mean Aggregate Ultimate Net Losses equal to $182,000,000.

               "ALLOCATED LOSS ADJUSTMENT EXPENSES" OR "ALAE" shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, settlement or defense of specific claims covered under the Policies reinsured hereunder, including but not limited to court costs, attorney fees, medical cost containment expenses, outside adjuster fees, and prejudgment and post judgment interest that are allocable to specific losses that are or would be covered under this Agreement in each case as determined in accordance with the Company's standard practice in effect as of the March 31, 1998 of this Agreement. However, such amounts shall not include office expenses of the Company, including salaries of their officials and employees, and loss adjustment expenses unallocable to claims recoverable under contracts and Policies reinsured hereunder.

               "CEDED REINSURANCE" shall mean those contracts of reinsurance in effect prior to and as of March 31, 1998 as to which the Company is a party as a ceding insurer and that reinsures the obligations of the Company with respect to any portion of Aggregate Ultimate Net Losses.

               "COMMUTATION" shall mean a commutation, release of liability, loss portfolio transfer or other similar transaction, which is consummated or is effective on or after March 31, 1998 with respect to any Ceded Reinsurance.

               "DECLARATORY JUDGMENT EXPENSES" shall have the meaning set forth in Article XIII hereof.

               "EFFECTIVE DATE" shall mean 12:01 a.m., Eastern Standard Time, August 1, 1998.

               "EXTRA CONTRACTUAL OBLIGATIONS" shall have the meaning set forth in Article XII hereof.

               "INCURRED BUT NOT REPORTED" or "IBNR" shall refer to that amount of reserves for outstanding losses and Allocated Loss Adjustment Expenses arising from covered losses that have already occurred prior to March 31, 1998 but have not yet been reported to and/or recorded as losses recoverable under contracts and Policies reinsured hereunder by the Company. Such amounts shall contemplate the ultimate valuation of such losses and Allocated Loss Adjustment Expenses.


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               "LOSSES IN EXCESS OF POLICY LIMITS" shall have the meaning set forth in Article XII hereof.

               "PREMIUM" shall have the meaning set forth in Article V hereof.

               "MONTHLY REPORT" shall have the meaning set forth in Article III hereof.

               "SUBJECT BUSINESS" shall mean all contracts and Policies of insurance (herein referred to as "Policies") produced and underwritten by RISCORP Property and Casualty Insurance Company, RISCORP Insurance Company, and RISCORP National Insurance Company on or after January 1, 1983 and prior to March 31, 1998, where the related insurance and reinsurance premium has been written and earned before March 31, 1998, for claims made, or losses occurring, during the Accident Years within that period, subject to the exclusions set forth in Article XI herein.

               "SUBJECT NET EARNED PREMIUM" shall mean gross premium earned on Subject Business less earned premium ceded for Ceded Reinsurance that inures to the benefit of this Agreement, and less earned premium derived from any Pool, Association, Syndicate, Exchange Plan, Fund or other facility described in
Article XI, from January 1, 1998 through and including March 31, 1998.

               "YEARLY REPORT" shall have the meaning set forth in Article III hereof.


ARTICLE II.        AGGREGATE RETENTION, NET RETENTION AND AGGREGATE LIMIT

               (a) COVER. Commencing on the Effective Date, the Reinsurer hereby agrees to indemnify the Company in respect of all Aggregate Ultimate Net Losses in excess of the Aggregate Retention up to but not exceeding the Aggregate Limit.

               (b) AGGREGATE RETENTION. The Company shall retain all Aggregate Ultimate Net Losses in an amount equal to the Aggregate Retention. The Company shall first pay the entire amount of its Aggregate Retention under Subject Business and the Reinsurer shall thereafter pay its Aggregate Limit on Subject Business to the extent Aggregate Ultimate Net Losses exceed the Company's Aggregate Retention.

               c) AGGREGATE LIMIT. THE REINSURER SHALL INDEMNIFY THE COMPANY 100% OF AGGREGATE ULTIMATE NET LOSSES IN EXCESS OF THE AGGREGATE RETENTION, HOWEVER, THE MAXIMUM AMOUNT OF AGGREGATE ULTIMATE NET LOSSES THAT MAY BE CEDED UNDER THIS AGREEMENT SHALL NOT EXCEED $50,000,000. UNDER NO CIRCUMSTANCES WILL THE REINSURER'S INDEMNITY OBLIGATION HEREUNDER EXCEED $50,000,000 IN TOTAL IN EXCESS OF THE COMPANY'S AGGREGATE RETENTION.


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ARTICLE III.       REPORTS

               (a) YEARLY REPORTS. During the term of this Agreement, the Company shall deliver to the Reinsurer, within thirty (30) calendar days after the end of each calendar year, a report (a "Yearly Report") setting forth (i) its calculation of Aggregate Ultimate Net Losses cumulative to date, (ii) the annual convention statements of the Company as filed hereafter with the appropriate insurance regulatory authority, and (iii) if applicable, a statement of any amount payable by the Reinsurer pursuant to Articles II and IV hereof and a demand for payment of such amount. Paid and outstanding losses including a provision for Incurred But Not Reported losses, contemplating the ultimate valuation of losses and ALAE shall be provided by reserve category, line of business and Accident Year.

               (b) MONTHLY REPORTS. During the term of this Agreement, the Company shall deliver to the Reinsurer, within thirty (30) calendar days after the end of each month, a report (a "Monthly Report") setting forth (i) its calculation of Aggregate Ultimate Net Losses cumulative to date, and (ii) if applicable, a statement of any amount payable by the Reinsurer pursuant to Articles II and IV hereof and a demand for payment of such amount. Paid and outstanding losses including a provision for Incurred But Not Reported losses, contemplating the ultimate valuation of losses and ALAE shall be provided by reserve category, line of business and Accident Year.

               (c) ADDITIONAL REPORTS. In addition, the Company shall include in Monthly Reports or any Yearly Reports during the term of this Agreement such additional information and documentation as the Reinsurer may reasonably request and specify (including, but not limited to, data supporting reserve reviews (to the extent available in the ordinary course of business of the Company), Ceded Reinsurance monitoring and collection activity, Commutations, loss activity on asbestos, pollution and other categories with respect to Incurred But Not Reported loss calculations, and all adjustments to net losses).

               (d) CONFIDENTIALITY OF REPORTS. Except as otherwise required by law, by governmental or regulatory authorities, or in response to a court order, or upon the prior written consent of the Company, all non-public information included in all Yearly Reports, Monthly Reports and Additional Reports and amendments thereto shall be kept confidential by the Reinsurer and its directors, officers, employees, agents and representatives, shall not be disclosed to any other person or entity, and shall only be used for the purposes provided herein. Notwithstanding the foregoing, non-public information included in a Yearly Report, Monthly Report and Additional Reports or amendments thereto may be disclosed to any retrocessionaire of the Reinsurer to the extent such disclosure is necessary for the Reinsurer to retrocede any of its liabilities hereunder to such retrocessionaire.


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ARTICLE IV.        REMITTANCES

               (a) COVERAGE PAYMENTS. Except as provided in paragraph (b) of this Article IV, the Reinsurer shall pay to the Company any and all amounts payable hereunder, as shown and demanded in each Yearly Report, Monthly Report or amendments thereto, within fifteen (15) calendar days following receipt by the Reinsurer of each such Yearly Report, Monthly Report or amendments thereto from the Company. Any payments by the Reinsurer to the Company or other entity or person designated by the Company to receive payment of amounts due hereunder on behalf of the Company shall constitute payment to the Company under this Agreement.

               (b) NO SETTLEMENTS UNTIL PAYMENT BY COMPANY. Except in the event of insolvency of the Company as described in Article XV, no settlements shall be payable by the Reinsurer to the Company for Aggregate Ultimate Net Losses recoverable hereunder until the Company has effected cumulative payments of Aggregate Ultimate Net Losses during the term of this Agreement in an amount equal to the Aggregate Retention hereunder.

               (c) REPAYMENT TO REINSURER. If the Reinsurer shall have paid any amounts under this Agreement that are subsequently deemed not to be due by the Reinsurer, then the Company shall promptly remit such amounts to the Reinsurer.

ARTICLE V.         PREMIUM

               A premium in the amount of sixteen million dollars ($16,000,000) in immediately available funds shall be paid to the Reinsurer in consideration of the coverage provided hereunder as follows: (i) a semi annual installment due on August 1, 1998 and (ii) a semi-annual installment due on February 1, 1999.

ARTICLE VI.        COMMUTATIONS OF CEDED REINSURANCE

               In the event that the Company commutes, amends or terminates any reinsurance agreement which was in place as of the Effective Date pertaining to the Subject Business, the parties hereto will amend this Agreement in such a manner so as to put each party in the same relative economic position as it would have been in the absence of any such commutation, amendment or termination. For example, a reinsurance agreement pertaining to the Subject Business which was in place as of the Effective Date may be deemed to remain in place irrespective of any commutation, release of liability, loss portfolio transfer or other similar transaction with respect thereto.

ARTICLE VII.       CREDIT FOR REINSURANCE; SPECIAL DEPOSIT IN TRUST

               (a) Credit For Reinsurance; As regards Aggregate Ultimate Net Losses coming within the scope of this Agreement, the Company agrees that when it shall file with the


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insurance regulatory authority or set up on its books, reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing reserves ceded to the Reinsurer, including IBNR (hereinafter referred to as "Reinsurer's Obligations"). Within fifteen (15) days of its receipt of such statement, the Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by a qualified bank acceptable to insurance regulatory authorities having jurisdiction over the Company, and/or establish a Trust Account for the benefit of the Company, in each case containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company in an amount equal to the Reinsurer's Obligations, as shown in the statement prepared by the Company.

               (b) If a Letter of Credit is to be used to satisfy the requirements of this Article VII, the Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date. The Letter of Credit shall remain in effect to the extent necessary to fulfill the Reinsurer's Obligations as described in paragraph (a) above; however, the Reinsurer may substitute a Letter of Credit from a new qualified bank if, thirty (30) days prior to any expiration date, the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period and the new qualified bank simultaneously confirms that it will issue a Letter of Credit under the same terms upon expiration of the existing Letter of Credit.

               (c) The Reinsurer and the Company agree that the Letters of Credit or Trust Account provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, and be utilized by the Company or any successor of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company. Notwithstanding the unconditional nature of the obligation represented by the Letter of Credit or the Trust Account, the Reinsurer and the Company agree that the Letter of Credit or Trust Account proceeds be used only as follows:

               (i)    to reimburse the Company for the Reinsurer's Obligations,
                        the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

               (ii)   to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement; and

               (iii)  to fund an account with the Company for the Reinsurer's
                        Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer.

               (d) In the event the amount drawn by the Company or any insurance regulatory authority on any Letter of Credit or Trust Account is in excess of the actual amount of the Reinsurer's Obligations, the Company shall be deemed to be holding such funds in trust for


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the benefit of the Reinsurer and shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

               (e) The issuing or trustee bank shall have no responsibility whatsoever in connection with the priority of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

               (f) At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit or adjusting the Trust Account balance, in the following manner:

               (i) If the statement shows that the cumulative balance of the Reinsurer's Obligations exceed the balance of the Letter of Credit or market value of the eligible assets held in the Trust Account as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference or add eligible assets to the Trust Account with a market value equal to such difference.

               (ii) If, however, the statement shows that the Reinsurer's
                    Obligations are less than the balance of the Letter of Credit or market value of the eligible assets held in the Trust Account as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit or excess assets by agreement to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit or withdraw assets from the Trust Account with such excess value and deliver them to the Reinsurer.

               (g) Special Deposit In Trust; Notwithstanding the foregoing, on or before December 31, 1998, the Reinsurer shall deposit in the Trust Account cash or Eligible Securities (as defined in the Trust Agreement) with a market value equal to the Experience Fund Calculation (as defined in the Aggregate Excess of Loss Retrocession Agreement between the Reinsurer and American Re-Insurance Company pertaining to this Agreement). While this Agreement remains in effect, as of December 31, of each year thereafter, commencing December 31, 1999, the Reinsurer shall add such additional assets to the Trust Account as shall be necessary to maintain cash or Eligible Securities in the Trust Account with a market value equal to the Experience Fund Calculation.

               (h) Security required for the Reinsurer's Obligations under Sections (a) through (f) above shall be reduced (but not below zero) by the value of the Eligible Securities deposited in the Trust Account established under Section (g) of this Article VII.


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ARTICLE VIII.      SALVAGE AND SUBROGATION

               (a) All salvages, subrogation, recoveries or reimbursements, after deduction of expenses applicable thereto, recovered or received subsequent to a loss settlement under the subject business reinsured hereunder shall be applied as if recovered or received prior to the settlement and all necessary adjustments shall be made by the parties hereto, provided always, that nothing in this clause shall be construed to mean that losses under this Agreement are not recoverable until the Company's Ultimate Net Loss has been ascertained.

               (b) Subrogation and salvage shall always be used to reimburse the Reinsurer according to its participation in the loss before being used to reimburse the Company for its portion of the loss. The Company will credit the Reinsurer with its share of any recoveries, salvages or reimbursements on account of claims and settlements involving reinsurance hereunder. Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees that are not allocable to salvages, subrogation, recoveries or reimbursements under the Subject Business reinsured hereunder.


ARTICLE IX.        REPRESENTATIONS AND WARRANTIES

               The Company represents and warrants to the Reinsurer as of the Effective Date that any reinsurance which inures to the benefit of the Subject Business hereunder is deemed to remain in place for the duration of this Agreement.

ARTICLE X. RESERVING, TAXES, RIGHT OF INSPECTION AND PARTICIPATION, CLAIMS MANAGEMENT, TERRITORY

               (a)  RESERVING.  For insurance regulatory accounting purposes,
(i) the Company shall determine the amount of its reserves on the Subject Business and may change those reserves from time to time as it, in its sole discretion, deems necessary or appropriate, (ii) the Reinsurer shall determine the amount of its reserves on its liability hereunder and may change those reserves from time to time as it, in its sole discretion, deems necessary or appropriate.

               (b) TAXES. The Company will be liable for all taxes on premiums (except Federal Excise Taxes) reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

               (c) RIGHT OF INSPECTION. At all reasonable times during the term of this Agreement, the Reinsurer shall have the right to inspect and copy, through its duly authorized representatives, the books, records and accounts of the Company and its subsidiaries pertaining

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to the Subject Business and the calculation of Aggregate Ultimate Net Losses and all claims under this Agreement.

               (d) COMPANY CLAIMS MANAGEMENT. The Company shall manage the payment of losses and ALAE and the defense of pending or threatened claims, suits or proceedings relating to the Subject Business in good faith and in accordance with its existing practices on the date of this Agreement and consistent with the Company's payment of its losses and ALAE in general and its defense of claims, suits or proceedings in general.

               (e) CERTAIN RIGHTS OF PARTICIPATION IN EXTRAORDINARY CLAIMS. During the term of this Agreement, the Company shall advise the Reinsurer of any claim or group of related claims pertaining to the Subject Business which exceeds or is reasonably likely to exceed two hundred fifty thousand dollars ($250,000) on a net basis, and any material subsequent developments pertaining thereto. In each case, the Company shall furnish to the Reinsurer within thirty
(30) days of receipt of notice of such claim, dispute, litigation or other matter, a written statement setting forth a reasonable amount of pertinent information respecting the same; provided, however, that a failure to furnish such written statement to Reinsurer within such thirty (30) day period shall not relieve Reinsurer of its obligations under the Agreement. Upon the written request of the Reinsurer, the Company will afford the Reinsurer an opportunity to participate with the Company, at the sole expense of the Reinsurer, in the settlement of such claim, and the Company and the Reinsurer shall cooperate in every respect in such settlement. Notwithstanding the foregoing, all final determinations as to the handling, defense, settlement or any other matter relating to any such claim shall be made by the Company, in its reasonable discretion.

               (f) TERRITORY. The Reinsurer's liability shall be limited to losses occurring within the territorial limits covered by the original contracts and Policies reinsured hereunder.


ARTICLE XI.        EXCLUSIONS

This Agreement does not apply to and specifically excludes:

               (a) Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments. This exclusion shall not apply to business assumed by the Company from the NCCI pool or to intercompany reinsurances among the Company and affiliated and/or member companies of the Company.

               (b) Liability of the Company arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Company of a part or the whole of any claim, debt, charge, fee or other


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obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction.

               (c) Liability excluded by the provisions of the following clauses attached hereto. The word "Reassured" used therein means "Company."

               Nuclear Incident Exclusion Clause Liability - Reinsurance -
                No. 1B
               Nuclear Incident Exclusion Clauses - Physical Damage -
                Reinsurance - No. 2
               Nuclear Incident Exclusion Clause - Reinsurance - No. 4

               (d) The Company's liability for punitive, exemplary or consequential damages or compensatory damages, including incurred expenses, resulting from a legal action of the Insured or assignee against the Company, other than an action arising from insurance coverage or claim handling.

               (e) Losses arising from the perils of earthquake, landslide and other earth movement.

               (f) Contracts and Policies issued by the Company to insurance or reinsurance companies (each hereafter referred to as the "insurer") which provides insurance against liability of the insurer for any damages resulting from the alleged or actual tortious conduct of the insurer in the handling of claims made by any of its Policyholders or in the handling of any other business matters with any of its Policyholders.

               (g) War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause.

               (h) Financial Guarantees, Credit Insurance, Warranty Insurance, Political Risk or Financial Insurance, including residual value or similar types of coverage.

               (i) All liability beyond circumscribed policy provisions, including but not limited to punitive, exemplary or consequential damages or compensatory damages, including any expenses related thereto, resulting from a claim of an insured or assignee against the Company. However, this exclusion shall not apply to liabilities reinsured hereunder as provided under Article XII, EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS JUDGMENT, and Article XIII, DECLARATORY JUDGMENT EXPENSES.

               (j) All risks, lines or classes of business, perils and exposures specifically excluded under Policies reinsured hereunder and those which are excluded under reinsurance coverages inuring to the benefit of this Agreement.


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ARTICLE XII.       EXTRA CONTRACTUAL OBLIGATIONS; LOSSES
                   IN EXCESS OF POLICY LIMITS

               (a) This Agreement shall protect the Company within the limits hereof, where its Aggregate Ultimate Net Losses include any Extra Contractual Obligations. "Extra Contractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Subject Business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial or any action against its insured or Company, or in the preparation or prosecution of an appeal consequent upon such action, but only to the extent that liability for such failure, negligence, bad faith, etc. arose from acts or omissions by the Reinsured taking place prior to the Effective Date.

               (b) This Agreement shall also protect the Company, within the limits hereof, where Aggregate Ultimate Net Losses include Losses in Excess of Policy Limits. Losses in Excess of Policy Limits shall mean those losses in excess of Policy limits, but otherwise within the coverage terms of the Policy reinsured hereunder, including legal costs and expenses in connection therewith, incurred by the Company as a result of an action against it by its insured or its insured's assignee to recover damages awarded by a court of competent jurisdiction to a third party claimant because of alleged failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation of prosecution of an appeal consequent upon such action but only to the extent that such failure, negligence, fraud, etc. occurred prior to the Effective Date.

               (c) However, coverage under this Agreement shall not apply where any Extra Contractual Obligation or Loss in Excess of Policy Limits has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


ARTICLE XIII.      DECLARATORY JUDGMENT EXPENSES

               (a) This Agreement shall indemnify the Company, within the limits of this Agreement, for Declaratory Judgment Expenses paid by the Company that arise from the business reinsured hereunder.

               (b) "Declaratory Judgment Expenses" shall mean legal expenses paid by the Company for the investigation, analysis, evaluation, and/or resolution of litigation of coverage issues between the Company and any other party to determine the Company's obligation to defend, indemnify and/or pay on behalf of its insured(s) under contracts and Policies reinsured hereunder arising from a specific claim or claims.


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

               (c) The date on which Declaratory Judgment Expenses are incurred by the Company shall be deemed, in all circumstances, to be the same date as the specific claim or claims under the Policy reinsured hereunder.

               (d) Recoveries from any form or insurance and/or reinsurance that protect the Company against claims the subject matter of this clause will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Declaratory Judgment Expenses for purposes of determining the amount recoverable hereunder.


ARTICLE XIV.       ERRORS AND OMISSIONS

               Errors or omissions on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any exhibits or endorsements attached thereto shall in no event exceed the limits specified herein or therein, nor be extended to cover any risks, perils or classes of insurance generally or specifically excluded therein.


ARTICLE XV.        INSOLVENCY

               In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor, the appropriate amount of reinsurance provided by this Agreement shall be payable by the Reinsurer directly to such Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of such Company. The liquidator, receiver or statutory successor of such subsidiary shall give written notice of the pendency of each claim against such Company on a Policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to such Company, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against such Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of such subsidiary. The provisions of this Article XV shall only apply to the insolvent company or companies that are the Company hereunder.


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ARTICLE XVI.       TERM AND TERMINATION

               This Agreement shall be binding as of the date hereof and shall remain bound until the natural expiry or prior termination of all liabilities on the Subject Business, or until it is otherwise commuted by mutual agreement between the parties hereto.


ARTICLE XVII.      GOVERNING LAW

               This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its principles' of choice of law.


ARTICLE XVIII.     NOTICES

               Any notice or other communication hereunder shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

               If to the Company:       ZENITH NATIONAL INSURANCE GROUP
                                        21255 Califa Street
                                        Woodland Hills, CA 91367-5021
                                        Attention: Stanley R. Zax

               If to the Reinsurer:     INTER-OCEAN REINSURANCE COMPANY LTD.
                                        12 Wesley Street, P.O. Box HM 1204
                                        Hamilton, HM FX
                                        Bermuda
                                        Attention: President

or to such other place as the Reinsurer or the Company may designate as to the Reinsurer or the Company, respectively, by written notice to the other.

ARTICLE XIX.       ASSIGNMENTS AND SURVIVAL

               (a) ASSIGNMENTS AND DELEGATIONS. Except as otherwise provided herein, this Agreement is not intended to confer any rights upon any person or persons other than the parties hereto. This Agreement may not be assigned or delegated, in whole or in part, by the Reinsurer without the prior written consent of the Company. With the prior written consent of the Reinsurer (which shall not be unreasonably withheld), the terms, conditions, rights and obligations under the Agreement shall be fully assignable in the event the Company cedes, sells or otherwise transfers all or part of the reserves which are subject of the Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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               (b)  SURVIVAL. Notwithstanding anything herein to the contrary, the provisions of this Agreement shall survive any direct or indirect sale or exchange of capital stock, merger, consolidation, sale or transfer of substantially all assets, business combination or other change in control of, or change in the form of business conducted by, the Company or the Reinsurer.


ARTICLE XX.  FEDERAL EXCISE TAX

               (a) The Reinsurer agrees to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

               (b) In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent is responsible for recovering the tax from the United States Government.


ARTICLE XXI.  CURRENCY

               Whenever the word "Dollar" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.


ARTICLE XXII.  OFFSET AND SECURITY CLAUSE

               (a) Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

               (b) Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time from such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.


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               (c)  The security interest described herein, and the term
"Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

               (d) Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

               (e) In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the laws of the insolvent party's state of domicile.


ARTICLE XXIII.  MISCELLANEOUS

               (a) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Aggregate Excess of Loss Retrocession Agreement and the Assignment Agreement of even date herewith, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               (b) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

               (c) HEADINGS. The headings of the Articles and the paragraphs herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               (d) SEVERABILITY. In the event any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Further, any change to any term or provision of this Agreement required by any insurance regulator having jurisdiction over any party shall be incorporated into this Agreement and shall not invalidate the Agreement.


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SIGNATURE PAGE

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

On this 18th day of December, 1998

INTER-OCEAN REINSURANCE COMPANY LTD.



By: /s/ Michael Sullivan                Attest: /s/ M. Armstrong
-------------------------------         -----------------------------



Title: Vice President
-------------------------------


On this 24th day of December, 1998



ZENITH NATIONAL INSURANCE GROUP



By: /s/ John J. Tickner                 Attest: /s/ James Ross
-------------------------------         -----------------------------



Name: John J. Tickner
-------------------------------



Title: Sr. Vice President
--------------------------------





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